Filed pursuant to Rule 424(b)(7)
A filing Fee of $4,214.93, based on the average of
the high and low sales prices of the
Common Stock on September 29, 2008, calculated in
accordance with Rules 457(c) and 457(r), has been
transmitted to the SEC in connection with the
Common Stock being offered from the registration
statement (File No. 333-138521) by means of this
Prospectus Supplement

PROSPECTUS SUPPLEMENT No. 1
(To Prospectus dated November 8, 2006)

5,000,000 Shares

Common Stock

          The selling shareholder identified in this prospectus supplement may offer from time to time up to 5,000,000 shares of Net 1 UEPS Technologies, Inc. common stock. We will not receive any proceeds from any transfer of these shares by the selling shareholder.

          Pursuant to a securities lending agreement with JSE Limited, which operates the JSE Securities Exchange in Johannesburg, South Africa, and in connection with our listing of our shares on that exchange, the selling shareholder has agreed to make available on loan to JSE a portion of its shares of common stock as may be required from time to time to facilitate the settlement process of trades by third parties in our shares on the JSE Securities Exchange. See “Plan of Distribution.” Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “UEPS.” On October 1, 2008 the last reported sale price of our shares was $22.52 per share.

          Investing in our common stock involves risks. See “Risk Factors” on page S-2 of this prospectus supplement and on page 4 of the accompanying prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

____________________
Prospectus Supplement dated October 2, 2008.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

          You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may prepare in connection with the disposition of these securities. Neither we nor the selling shareholder has authorized anyone to provide you with different or additional information. If anyone provides you with different information, you should not rely on it. Neither we nor the selling shareholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock by the selling shareholder named in this prospectus supplement. The second part is the accompanying prospectus, dated November 8, 2006, that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the SEC’s shelf registration rules. In this prospectus supplement, we provide you with specific information about the terms of this offering of the shares of common stock. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. Both this prospectus supplement and the accompanying prospectus include important information about us, the selling shareholder, our common stock and other information you should know before investing in the shares of common stock. Any statement in the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement, and any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the accompanying prospectus. Before you invest in shares of our common stock, you should carefully read this prospectus supplement, along with the accompanying prospectus, in addition to the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus supplement as described under “Incorporation by Reference” and in the accompanying prospectus as described under “Where You Can Find More Information.” Throughout this prospectus, the terms “Net1,” “Company,” “we,” “us” and “our” refer to Net 1 UEPS Technologies, Inc. and its consolidated subsidiaries.

RISK FACTORS

          Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth in the accompanying prospectus under the caption “Risk Factors,” as well as the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and under the caption “Risk Factors” or any similar caption in any of our other filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference in this prospectus supplement or the accompanying prospectus, before making an investment decision. For more information, see “Incorporation by Reference” herein and “Where You Can Find More Information” in the accompanying prospectus.

USE OF PROCEEDS

          The selling shareholder named below will receive all of the net proceeds from any transfer of shares of our common stock offered by this prospectus. We will not receive any proceeds from the transfer of shares of common stock offered by the selling shareholder.

SELLING SHAREHOLDER

          The following table sets forth information with respect to the selling shareholder and the common stock beneficially owned by the selling shareholder that may be offered under this prospectus supplement and the accompanying prospectus. When we refer to the “selling shareholder” in this prospectus, we mean the person listed in the table below, as well as the permitted pledgees, donees, assignees, transferees, successors and others who later hold any of the selling shareholder’s interests. The information is based on information that has been provided to us by or on behalf of the selling shareholder. One of our directors, Antony Ball, is affiliated with the selling shareholder. Because the selling shareholder may from time to time use this prospectus to offer all or some portion of the common stock offered hereby, we cannot provide an estimate as to the amount or percentage of any such type of security that will be held by the selling shareholder upon termination of any particular offering or sale under this prospectus. We also cannot advise you as to whether the selling shareholder will in fact sell any or all of the shares of common stock listed next to its name below. In addition, the selling shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth on the table below. Information concerning the selling shareholder may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

          For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares which that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, restricted stock unit, warrant or other rights. As of July 31, 2008, 53,142,911 shares of our common stock and 4,856,801 shares of our special convertible preferred stock, which are convertible into common stock on a one-for-one basis, were outstanding. On the date of this prospectus supplement and in connection with the listing of our common stock on the JSE Securities Exchange, all of our special convertible preferred stock is being converted into common stock and the percentages below reflect this conversion.

	Shares Beneficially		Number of	Shares Beneficially
	Owned Before the		Shares	Owned After the
	Offering		Being	Offering
Selling
Shareholder	Number	Percent	Offered	Number	Percent
South African Private Equity Fund III L.P.	8,718,504	15.0% [1]	5,000,000	3,718,504	6.4% [1]

FORWARD-LOOKING STATEMENTS

          Forward-looking statements in this prospectus and the documents incorporated by reference herein are based on the beliefs and assumptions of our management and on information currently available. Forward-looking statements include information about possible or assumed future results of operations in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K and filed separately with the Securities and Exchange Commission, and other statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

          Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those expressed in these forward-looking statements, including factors described from time to time in our various public filings incorporated by reference herein. The forward-looking statements in this prospectus and the documents incorporated by reference speak only as of the date of the document in which the forward-looking statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

_____________________________________________
1 This gives effect to the conversion of all of our special convertible preferred stock into common stock.

PLAN OF DISTRIBUTION

          We will not receive any proceeds of the transfer of the common stock offered by this prospectus supplement. We will bear all fees and expenses incident to the registration of the shares of our common stock.

          Pursuant to a securities lending agreement with JSE Limited, or JSE, which operates the JSE Securities Exchange in Johannesburg, South Africa, and in connection with our listing of our shares on that exchange, the selling shareholder has agreed to make available on loan to JSE, for a specified period of time, a portion of its shares of common stock as may be required from time to time to facilitate the settlement process of trades by third parties in our shares on the JSE Securities Exchange. We are registering the transfer of these shares to JSE.

          Under the terms of the securities lending agreement with the JSE Limited:

          • the selling shareholder shall deliver up to 5,000,000 shares of common stock to JSE on an agreed upon date;

          • JSE shall pay to the selling shareholder a lending rate equivalent to the most favorable lending rate that the JSE may obtain from other lenders of securities; and

          • JSE shall upon notice from the selling shareholder transfer to the selling shareholder the equivalent type and number of the securities by the notice date.

          The securities lending agreement provides that it is the intention of the parties to keep the selling shareholder in the same position, except with regard to the direct exercise of voting rights, as if the securities were never lent and delivered to JSE.

          There can be no assurance that the selling shareholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

          The selling shareholder may be deemed to be a “underwriter” within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of such securities by the selling shareholder might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling shareholder is deemed to be an underwriter, the selling shareholder may be subject to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the selling shareholder is deemed to be an underwriter, the selling shareholder will also be subject to the prospectus delivery requirements of the Securities Act.

          Regulation M of the Exchange may limit the timing of purchases and sales of any of the common stock by the selling shareholder and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock being distributed for a period of time prior to the commencement of such distribution. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

          We may suspend the use of this prospectus for any period and at any time, including, without limitation, in the event of pending corporate developments, public filings with the SEC, and similar events.

PROSPECTUS

Common Stock, Preferred Stock, Debt Securities,
Warrants, Purchase Contracts and Units

          We may offer from time to time offer and sell any combination of common stock, preferred stock, debt securities, warrants, purchase contracts or units described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. We urge you to read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

          Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “UEPS.” On November 7, 2006, the last reported sale price of our common stock was $23.74 per share.

          You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.

          Investing in these securities involves risks set forth in the “Risk Factors” section beginning on page 32 of our Annual Report on Form 10-K that is incorporated by reference into this prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

          This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

This prospectus is dated November 8, 2006.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. “Net1,” “Company,” “we,” “us” and “our” refer to Net 1 UEPS Technologies, Inc. and its consolidated subsidiaries

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

          We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

WHERE YOU CAN FIND MORE INFORMATION

          We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

          We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Net 1, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

          The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated shall be incorporated by reference into this prospectus and will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

          We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended June 30, 2006;

(2)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2006;

(3)	Definitive Proxy on Schedule 14A filed with the SEC on October 27, 2006;

(4)	Current Reports on Form 8-K filed with the SEC on July 10, 2006, August 29, 2006, August 31, 2006, October 10, 2006 and Current Report on Form 8-K/A filed with the SEC on September 13, 2006;

(5)

Description of our common stock contained in Item 7 of amendment number 2 to our Form 10-SB filed on October 26, 2000 with the SEC, including any amendment or report filed for the purpose of updating such description;

(6)

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities under this prospectus (other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the SEC).

          We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Mr. Herman Kotze at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa, telephone (2711) 343-2000.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

          Forward-looking statements in this prospectus and the documents incorporated by reference herein are based on the beliefs and assumptions of our management and on information currently available. Forward-looking statements include information about possible or assumed future results of operations in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K, and other statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

          These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

RISK FACTORS

          Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described in the documents that are incorporated by reference in this prospectus, and could include additional uncertainties not presently known to us or that we currently do not consider to be material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

NET 1 UEPS TECHNOLOGIES, INC.

          We provide universal electronic payment system, or UEPS, as an alternative payment system for the unbanked and under-banked populations of developing economies. We believe that we are the first company worldwide to implement a system that can enable the estimated four billion people who generally have limited or no access to a bank account to enter affordably into electronic transactions with each other, government agencies, employers, merchants and other financial service providers. To accomplish this, we have developed and deployed the UEPS. This system uses secure smart cards that operate in real-time but offline, unlike traditional payment systems offered by major banking institutions that require immediate access through a communications network to a centralized computer. This offline capability means that users of our system can enter into transactions at any time with other card holders in even the most remote areas so long as a portable offline smart card reader is available. In addition to payments and purchases, our system can be used for banking, health care management, international money transfers, voting and identification. Net1’s recently acquired subsidiary, Prism Holdings Limited (“Prism”), is a company focused on the development and provision of secure transaction technology, solutions and services. Prism’s core competencies around secure online transaction processing, cryptography and integrated circuit card (chip/smart card) technologies are principally applied to electronic commerce transactions in the telecommunications, banking, retail, petroleum and utilities market sectors. These technologies form the cornerstones of the “trusted transactions” environment and provide us with the building blocks for developing secure end-to-end payment solutions. More information about us is available on our web site at www.net1ueps.com. Information on our web site is not incorporated by reference into this prospectus.

          Our principal executive offices are located at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa. Our phone number is (2711) 343-2000.

USE OF PROCEEDS

          Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling shareholder, we will not receive any of the proceeds from such sale.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Three Months
	Ended	Fiscal Year Ended
	September 30,
	2006	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	10.82	11.56	6.17	4.25	4.73	7.82

DESCRIPTION OF SECURITIES

          This prospectus contains a summary of the securities that Net1 or certain selling securityholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

          The following description is based upon our amended articles of incorporation, our bylaws and applicable provisions of law. We have summarized certain portions of the amended articles of incorporation and by-laws below. The summary is not complete. The amended articles of incorporation and by-laws are incorporated by reference into this prospectus in their entirety. You should read the articles of incorporation and by-laws for the provisions that are important to you.

          Net1’s authorized capital stock consists of 83,333,333 shares of common stock and 50,000,000 shares of preferred stock. As of October 19, 2006, 50,429,385 shares of our common stock, par value $0.001 per share, and 6,499,259 shares of our special convertible preferred stock, par value $0.001 per share, which are convertible into common stock on a one-for-one basis, were outstanding.

Common Stock

          The issued and outstanding shares of common stock are, and the shares of common stock that we may issue in the future will be, validly issued, fully paid and nonassessable. Holders of our common stock are entitled to share equally, share for share, if dividends are declared on our common stock, whether payable in cash, property or our securities. The shares of common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share equally, share for share, in our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. Except as otherwise required by law or the amended articles of incorporation, the holders of common stock vote together as a single class on all matters submitted to a vote of stockholders.

          Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “UEPS.”

Preferred Stock

          We may issue shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without shareholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

Special Convertible Preferred Stock

          Our special convertible preferred stock ranks:

  on parity, without preference and priority, to our common stock with respect to dividend rights (except as described below) or rights upon liquidation, dissolution or winding up; and

  junior in preference and priority to each other class or series of preferred stock or other equity security of ours under terms that may be determined by the board of directors to expressly provide that such other security will rank senior in preference or priority to the special convertible preferred stock with respect to dividend rights or rights on liquidation, dissolution or winding up.

Voting Rights. Holders of our special convertible preferred stock have the right to receive notice of, attend, speak and vote at general meetings, and are entitled to vote on all matters on which holders of common stock are entitled to vote. Holders of special convertible preferred stock vote together with the holders of common stock as a single class. Each holder of special convertible preferred stock present in person, or the person representing such holder, is entitled to a number of votes equal to the number of shares of common stock that would be issued upon conversion of the special convertible preferred stock held by such holder on the record date.

          We may not take any of the following actions without the prior vote or written consent of our holders representing at least a majority of the then outstanding shares of special convertible preferred stock, voting together as a separate class:

  any increase (including by way of merger, consolidation or otherwise) in the total number of authorized or issued shares of special convertible preferred stock; or

  any amendment, alteration or change to the powers, designations, preferences, rights, qualifications, limitations or restrictions of the special convertible preferred stock in the articles of incorporation in any manner that adversely affects the holders of such stock.

          Dividends. Provided that shares of special convertible preferred stock are outstanding, our board will determine immediately prior to the declaration of any dividend or distribution (1) the portion, if any, of our assets available for such dividend or distribution that is attributable to funds or assets from Net 1 Applied Technologies South Africa Limited, or New Aplitec, regardless of the manner received, or the South African Amount, and (2) the portion of such funds or assets that is not from New Aplitec, or the Non-South African Amount. The South African Amount will not include amounts received from New Aplitec due to its liquidation, distribution or dividend after an insolvency or winding up.

          Provided that shares of special convertible preferred stock are outstanding, (1) any dividends or distributions of Non-South African Amounts must be paid pro rata to all holders of common stock and special convertible preferred stock, and (2) any dividends or distributions of South African Amounts can be paid only to holders of common stock. Our board has complete discretion to declare a dividend or distribution with respect to South African Amounts or Non-South African Amounts.

          Conversion. Special convertible preferred stock is convertible into shares of common stock on a one-for-one basis upon the occurrence of a trigger event, which is defined as any one of the following events: (1) notification by the reinvesting shareholder of the intention to convert some or all of such holder’s special convertible preferred stock; (2) the abolition or relaxation of Excon regulations such that South African residents would be permitted to directly hold shares of non-South African companies; or (3) our liquidation, insolvency or other winding up. With each converted share of special convertible preferred stock that is to be converted, we will receive:

  7.368421056 New Aplitec B class preference shares; and
  such holder’s interest in the New Aplitec B loan accounts, which is equal to (1) the aggregate principal amount of New Aplitec B loans, plus any accrued interest, minus any repayment or previous transfer of New Aplitec B loans, divided by (2) the number of the shares of special convertible preferred stock outstanding at such time.

          No fractional shares of common stock shall be issued upon conversion of the special convertible preferred stock, unless our board of directors shall otherwise determine to issue fractional shares. In lieu of fractional shares, we will pay cash equal to such fractional amount multiplied by the fair market value per share of common stock on the date of conversion. If more than one share of special convertible preferred stock is being converted at one time by the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of shares converted at that time.

          We will reserve and keep available out of our authorized but unissued shares of common stock the full number of shares of common stock deliverable upon the conversion of all outstanding special convertible preferred stock.

          Upon conversion, all rights with respect to shares for special convertible preferred stock will cease. Converted shares will be cancelled and have the status of authorized but unissued preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the board of directors.

          Transfer Restrictions. Special convertible preferred stock may not be sold, assigned, transferred, pledged, or encumbered, except to us upon conversion into shares of common stock. The shares of special convertible preferred stock may not be held by any person other than the Aplitec Holdings Participation Trust for the benefit of the New Aplitec Participation Trust and indirectly for the benefit of reinvesting shareholders, or directly by the South African Trust for the benefit of reinvesting shareholders in connection with a conversion into common stock.

          Liquidation, Dissolution and Winding Up. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, all outstanding shares of special convertible preferred stock will automatically convert and holders will be entitled to receive pari passu with holders of common stock, any assets distributed for the benefit of its shareholders.

DESCRIPTION OF DEBT SECURITIES

          The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and The Bank of New York, as trustee. Senior debt securities will be issued under a senior indenture to be executed between us and The Bank of New York, as trustee, which we refer to as the senior indenture. Subordinated debt securities will be issued under a subordinated indenture to be executed between us and The Bank of New York, as trustee, which we refer to as the subordinated indenture. Together the senior indenture and the subordinated indenture are called the indentures.

          We have summarized select portions of the material provisions of the indentures below. The summary is not complete. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. We will indicate in the applicable prospectus supplement any material variation from the expected terms of the indentures described below.

General

          The debt securities will be our direct unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

          Because we are a holding company that conducts all of its operations through subsidiaries, holders of the debt securities will have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that the debt securities are guaranteed by one or more subsidiary guarantees.

          The provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.

          A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. The terms will be established in an officers’ certificate or a supplemental indenture. The officers’ certificate or supplemental indenture will be signed at the time of issuance and will contain important information. The officers’ certificate or supplemental indenture will be filed as an exhibit to a Current Report on Form 8-K of Net1, which will be publicly available. The officers’ certificate or supplemental indenture will include some or all of the following terms for a particular series of debt securities:

  the title of the securities;

  any limit on the amount that may be issued;

  whether or not the debt securities will be issued in global form and who the depositary will be;

  the maturity date(s);

  the interest rate or the method of computing the interest rate;

  the date or dates from which interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

  the place(s) where payments will be made;

  Net1’s right, if any, to defer payment of interest and the maximum length of any deferral period;

  the terms and conditions on which the debt securities may be redeemed at the option of Net1;

  the date(s), if any, on which, and the price(s) at which Net1 is obligated to redeem, or at the holder’s option to purchase, such series of debt securities and other related terms and provisions;

  any provisions granting special rights to holders when a specified event occurs;

  any changes to or additional events of default or covenants;

  any special tax implications of the debt securities;

  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and whole multiples of $1,000;

  the subordination terms of any subordinated debt securities; and

  any other terms that are not inconsistent with the indenture.

Fixed Rate Debt Securities

          Each fixed rate debt security will mature on the date specified in the applicable prospectus supplement.

Each fixed rate debt security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months. Interest on fixed rate debt securities will accrue from and including the most recent interest payment date in respect of which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date of maturity or earlier redemption or repayment, as the case may be.

          Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

          Unless otherwise specified in the applicable prospectus supplement, if any scheduled interest payment date, maturity date or date of redemption or repayment is not a business day, then we may pay the applicable interest, principal and premium, if any, on the next succeeding business day, and no additional interest will accrue during the period from and after the scheduled interest payment date, maturity date or date of redemption or repayment.

          A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

          Each floating rate debt security will mature on the date specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each floating rate debt security will bear interest at “LIBOR” plus a margin to be specified in the applicable prospectus supplement. A floating rate debt security may also have either or both of the following limitations on the interest rate:

  a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the “maximum interest rate”; and/or a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the “minimum interest rate.”

          Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

          Interest on floating rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below.

          The interest rate in effect from the date of issue to the first interest reset date for a floating rate debt security will be the initial interest rate specified in the applicable prospectus supplement. We refer to this rate as the “initial interest rate.” The interest rate on each floating rate debt security may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date.” The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset. “LIBOR” for each interest reset date, other than for the initial interest rate, will be determined by the calculation agent as follows:

(i)

LIBOR will be the offered rate for deposits in U.S. dollars for the three month period which appears on “Telerate Page 3750” at approximately 11:00 a.m., London time, two “London banking days” prior to the applicable interest reset date.

(ii)

If this rate does not appear on the Telerate Page 3750, the calculation agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the calculation agent after consulting with us) at approximately 11:00 a.m., London time, two London banking days prior to the applicable interest reset date to prime banks in the London interbank market for a period of three months commencing on that interest reset date and in principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the calculation agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, LIBOR for that interest reset date will be the average of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest reset date will be the average of the rates quoted by three major banks in New York, New York (selected by the calculation agent after consulting with us) at approximately 11:00 a.m., New York time, two London banking days prior to the applicable interest reset date for loans in U.S. dollars to leading banks for a period of three months commencing on that interest reset date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time; provided that if fewer than three quotations are provided as requested, for the period until the next interest reset date, LIBOR will be the same as the rate determined on the immediately preceding interest reset date.

          The interest reset dates will be specified in the applicable prospectus supplement. If an interest reset date for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

          A “London banking day” is any day in which dealings in U.S. dollar deposits are transacted in the London interbank market. “Telerate Page 3750” means the display page so designated on the Telerate Service for the purpose of displaying London interbank offered rates of major banks (or any successor page).

          The applicable prospectus supplement will specify a calculation agent for any issue of floating rate debt securities. The calculation agent will, upon the request of the holder of any floating rate debt security, provide the interest rate then in effect. All calculations made by the calculation agent in the absence of willful misconduct, bad faith or manifest error shall be conclusive for all purposes and binding on us and the holders of the floating rate debt securities. We may appoint a successor calculation agent at any time at our discretion and without notice.

          All percentages resulting from any calculation of the interest rate with respect to the floating rate debt securities will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) would be rounded to 9.87654% (or .0987654)), and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

          Interest on the floating rate debt securities will be computed and paid on the basis of a 360-day year and the actual number of days in each interest payment period. The interest rate on the floating rate debt securities will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

          We will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

Conversion or Exchange Rights

          The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, debt securities or other securities, or securities of third parties. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Net1. These provisions may allow or require adjustment of the number of shares of common stock or other securities of Net1 to be received by the holders of such series of debt securities.

Optional Redemption

          Unless the prospectus supplement relating to any series of debt securities provides otherwise with respect to such series, each series of debt securities will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

  100% of the principal amount of the series of debt securities to be redeemed; or

  the sum of the present values of the remaining scheduled payments of principal and interest on the series of debt securities to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus a spread as specified in the applicable prospectus supplement.

          In each case we will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.

          “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the series of debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of debt securities.

          “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

          “Independent Investment Banker” means the investment banking institution or institutions specified in the applicable prospectus supplement and their respective successors, or, if such firms or the successors, if any, to such firm or firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

          “Reference Treasury Dealer” means the investment banking institutions specified as such in the applicable prospectus supplement; provided, however, that if any of them ceases to be a primary U.S. Government securities dealers (each a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

          “Treasury Rate” means, with respect to any redemption date, the rate per year equal to:

(i)

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining life of the series of debt securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or

(ii)

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          The Treasury Rate will be calculated on the third business day preceding the redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

          Notice of any redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the series of debt securities to be redeemed at its registered address. The notice of redemption will state, among other things, the amount of the series of debt securities to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of the series of debt securities to be redeemed. If less than all of a series of debt securities are to be redeemed at our option, the trustee will select, in a manner it deems fair and appropriate, the debt securities of that series, or portions of the debt securities of that series, to be redeemed. Unless we default in the payment of the redemption price with respect to any debt securities called for redemption, interest will cease to accrue on such debt securities at the redemption date.

          The Company will not be required (i) to issue, register the transfer of or exchange any series of debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any debt securities of any series so selected for redemption in whole or in part, except the unredeemed portion of any such series of debt securities being redeemed in part.

Covenants

          Under the indentures, Net1 agrees to pay the interest, principal and any premium on the debt securities when due, and to maintain a place of payment. In addition, we must comply with the covenants described below:

Limitation on Liens on Stock of our Significant Subsidiaries. The indentures prohibit us and our subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any Indebtedness secured by any lien on the voting stock or voting equity interest of our Significant Subsidiaries (as defined in the indentures) unless the debt securities then outstanding (and, if we so elect, any other Indebtedness of Net1 that is not subordinate to such debt securities and with respect to which we are obligated to provide such security) are secured equally and ratably with such Indebtedness for so long as such Indebtedness is so secured. “Indebtedness” is defined as the principal of and any premium and interest due on indebtedness of a person (as defined in the indentures), whether outstanding on the original date of issuance of a series of debt securities or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, “indebtedness for money borrowed” means (1) any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (2) any obligation of, or any obligation guaranteed by, such person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (3) any obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such person is a party. For purposes of this covenant only, Indebtedness also includes any obligation of, or any obligation guaranteed by, any person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge or similar instrument or agreement. If we are required to secure outstanding debt securities equally and ratably with other Indebtedness under this covenant, we will be required to document our compliance with the covenant and thereafter the trustee will be authorized to enter into a supplemental agreement or indenture and to take such action as it may deem advisable to enable it to enforce the rights of the holders of the outstanding debt securities so secured.

Provision of Compliance Certificate. We are required under the indentures to deliver to the trustee within 120 days after the end of each fiscal year an officer’s certificate certifying as to our compliance with all conditions and covenants under the relevant indenture, or if we are not in compliance, identifying and describing the nature and status of such non-compliance.

Consolidation, Merger or Sale

          The indentures do not restrict the ability of Net1 to merge or consolidate, or sell, convey, transfer or lease all or substantially all of its assets as long as certain conditions are met. We may only merge or consolidate with, or convey, transfer or lease all of our assets to, any person, if doing so will not result in an event of default. Any such successor, acquiror or lessor of such assets must expressly assume all of the obligations of Net1 under the indentures and the debt securities and will succeed to every right and power of Net1 under the indentures. Thereafter, except in the case of a lease, the predecessor or transferor of such assets will be relieved of all obligations and covenants under the relevant indenture and debt securities.

Events of Default Under the Indentures

          The following are events of default under the indentures with respect to any series of debt securities issued:

  we fail to pay interest when due and such failure continues for 90 days, unless the time for payment has been properly extended or deferred in accordance with the terms of the particular series;

  we fail to pay the principal or any premium when due, unless the maturity has been properly extended in accordance with the terms of the particular series;

  we fail to observe or perform any other covenant or agreement contained in the debt securities or the indentures, other than a covenant or agreement specifically relating to another series of debt securities, and such failure continues for 90 days after we receive a notice of default from the trustee or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all of the affected series;

  certain events of bankruptcy or insolvency, whether voluntary or not; and

  any additional events of default that may be established with respect to a particular series of debt securities under the indentures, as may be specified in the applicable prospectus supplement.

          If, with regard to any series, an event of default resulting from a failure to pay principal, any premium or interest occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all debt securities of that series immediately due and payable.

          If an event of default other than a failure to pay principal, any premium or interest occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all affected series (all such series voting together as a single class) may declare the principal of all debt securities of such affected series immediately due and payable.

          The holders of a majority in principal amount of the outstanding debt securities of all affected series (voting together as a single class) may waive any past default with respect to such series and its consequences, except a default or events of default regarding payment of principal, any premium or interest, in which case the holders of the outstanding debt securities of each affected series shall vote to waive such default or event of default as a separate class. Such a waiver will eliminate the default.

          Unless otherwise specified in the indentures, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the relevant indenture unless the holders of the debt securities have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities that it might incur. The holders of a majority in principal amount of the outstanding debt securities of all series affected by an event of default, voting together as a single class, or, in the event of a default in the payment of principal, any premium or interest, the holders of a majority of the principal amount outstanding of each affected series voting as a separate class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that:

  such direction is not in conflict with any law or the applicable indenture or unduly prejudicial to the rights of holders of any other series of debt securities outstanding under the applicable indenture; and

  unless otherwise provided under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability.

          A holder of the debt securities of a particular series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, in each case with respect to such series of debt securities, if:

  the holder has given written notice to the trustee of a continuing event of default;

  in the case of an event of default relating to the payment of principal, any premium or interest, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the particular series have made written request to the trustee to institute proceedings as trustee;

  in the case of an event of default not relating to payment of principal, any premium or interest, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series affected by such event of default (voting together as a single class) have made written request to the trustee to institute proceedings as trustee;

  such holders have offered indemnity reasonably satisfactory to the trustee to cover the cost of the proceedings; and

  the trustee does not institute a proceeding, and does not receive conflicting directions from a majority in principal amount of the outstanding debt securities of (i) the particular series, in the case of an event of default relating to the payment of principal, any premium or interest or (ii) all affected series, in the case of an event of default not relating to the payment of principal, any premium or interest, in each case, within 60 days of receiving the written notice of an event of default.

Modification of Indenture; Waiver

          Without the consent of any holders of debt securities, Net1 and the trustee may change an indenture:

  to fix any ambiguity, defect or inconsistency in the indenture;

  to effect the assumption of a successor corporation of our obligations under such indenture and the outstanding debt securities;

  to add to our covenants for the benefit of the holders of all or any series of debt securities under such indenture or surrender any right or power we have under such indenture;

  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; and

  to effect certain other limited purposes described in the indenture.

          The rights of holders of a series of debt securities may be changed by Net1 and the trustee with the written consent of the holders of a majority of the principal amount of the outstanding debt securities of all series then outstanding under the relevant indenture (all such series voting together as a single class). However, the following changes may only be made with the consent of each holder of debt securities of each series affected by the change:

  extending the fixed maturity;

  reducing the principal amount;

  reducing the rate of or extending the time of payment of interest;

  reducing any premium payable upon redemption;

  reducing the percentage of debt securities referred to above, the holders of which are required to consent to any amendment; or

  in respect of the subordinated indenture, making any change to the subordination terms of any debt security that would adversely affect the holders of the debt securities of that series.

Rights and Duties of the Trustee

          The trustee, except when there is an event of default, will perform only those duties as are specifically stated in the indentures. If an event of default has occurred with respect to any series of debt securities, the trustee must exercise with respect to such debt securities the rights and powers it has under the indenture and use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Except as provided in the preceding sentence, the trustee is not required to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties or exercising its rights or powers unless it reasonably believes that it will be repaid or receive adequate indemnity. The trustee will not be deemed to have any notice of any default or event of default unless a responsible officer of the trustee has actual knowledge of or receives written notice of the default which specifies the affected securities and the relevant indenture. Furthermore, the rights and protections of the trustee, including its right of indemnification under the indentures, extend to the trustee’s officers, directors, agents and employees, and will survive the trustee’s resignation and removal.

Payment and Paying Agents

          We will pay interest on any debt securities to the person in whose name the debt securities are registered on the regular record date for the applicable interest payment date.

          We will pay principal, any premium and interest on the debt securities of a particular series at the office of one or more paying agents that we designate for that series. Unless otherwise stated in the applicable supplemental indenture and prospectus supplement, we will initially designate the corporate trust office of the trustee in the City of New York as our sole paying agent. We will be required to maintain a paying agent in each place of payment for the debt securities.

          All money we pay to a paying agent or the trustee for the payment of principal, any premium or interest on any debt security which remains unclaimed for a period of two years after the principal, premium or interest has become due and payable will, upon our request, be repaid to us, and the holder of the debt security may then look only to us for payment of those amounts.

Governing Law

          The indentures and the debt securities will be governed by and interpreted in accordance with the laws of the State of New York.

Subordination of Subordinated Debt Securities

          The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to our other indebtedness on the terms described in the prospectus supplement relating to such securities. The subordinated indenture does not limit the amount of subordinated debt securities which we may issue, nor does it limit our ability to issue any other secured or unsecured debt.

          The prospectus supplement relating to any series of subordinated debt securities will disclose the amount of debt of Net1 that will be senior to those subordinated debt securities.

Subsidiary Guarantees

          If specified in the prospectus supplement, certain of our subsidiaries may guarantee our obligations relating to debt securities issued under this prospectus. The specific terms and provisions of each subsidiary guarantee will be disclosed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

          We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

          We may issue purchase contracts for the purchase or sale of:

  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

  currencies; or

  commodities.

          Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

          The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

          As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

          Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

          We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

          If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

          Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

          So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

          Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Net1, the trustees, the warrant agents, the unit agents or any other agent of Net1, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

          We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

          If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

          Net1 and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

  through underwriters or dealers;

  directly to a limited number of purchasers or to a single purchaser; or

  through agents.

          The prospectus supplement will state the terms of the offering of the securities, including:

  the name or names of any underwriters, dealers or agents;

  the purchase price of such securities and the proceeds to be received by Net1, if any;

  any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

  any initial public offering price;

  any discounts or concessions allowed or reallowed or paid to dealers; and

  any securities exchanges on which the securities may be listed.

          Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

  negotiated transactions;

  at a fixed public offering price or prices, which may be changed;

  at market prices prevailing at the time of sale;

  at prices related to prevailing market prices; or

  at negotiated prices.

          Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

          We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

          We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Net1 at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

          Underwriters and agents may be entitled under agreements entered into with Net1 and/or the selling securityholders, if applicable, to indemnification by Net1 and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Net1 and its affiliates in the ordinary course of business.

          Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

EXPERTS

          The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche (South Africa), an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

          The audited consolidated financial statements of Prism Holdings Limited beginning on page F-4 of our Current Report on Form 8-K/A dated September 13, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers Inc., independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

          DLA Piper US LLP, New York, New York, will provide us with an opinion as to certain legal matters in connection with the securities we are offering.

5,000,000 Shares
Common Stock

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PROSPECTUS SUPPLEMENT
October 2, 2008
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